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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  Lodgian, Inc.
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             (Exact name of registrant as specified in its charter)


              Delaware                                   52-2093696
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


3445 Peachtree Road, N.E. Suite 7800, Atlanta, Georgia          30326
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         (Address of principal executive offices)             (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered
         -------------------                   ------------------------------

         Common Stock, par
         value $0.01 per share                 The New York Stock Exchange





        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            A description of the shares of Common Stock, par value $0.01 per share, is contained in the Registrant's Registration Statement on Form S-4, SEC File No. 333-59315, as amended (the "Registration Statement"), under the caption of "Description of Lodgian Capital Stock." Such information is incorporated herein by reference to such section of the Registration Statement.

ITEM 2.     EXHIBITS.

            None


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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           LODGIAN, INC.


Date: September 29, 1998                   By: /s/ David A. Buddemeyer
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                                               David A. Buddemeyer
                                               Chief Executive Officer